UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EAGLE BANCORP MONTANA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EAGLE BANCORP MONTANA, INC.

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Eagle Bancorp Montana, Inc. (the “Company”) to be held on Thursday, April 23, 2020 as described in the annual meeting notice and proxy statement of the Company filed with the Securities and Exchange Commission on March 11, 2020 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the 2020 Annual Meeting and is being made available to stockholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

To the stockholders of Eagle Bancorp Montana, Inc.:

We hope this letter finds you and your loved ones well. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Eagle Bancorp Montana, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 11:00 a.m., Mountain Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As discussed in the Company’s previously distributed proxy materials related to the 2020 Annual Meeting, at the meeting, stockholders are being asked to: elect directors; ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for 2020; approve the proposed amendment to the Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan; approve, on a non-binding, advisory basis, our 2019 named executive officer compensation; approve the 2020 Non-Employee Director Award Plan; and act upon such other business as may properly come before the meeting (we are not aware of any such other business at this time).

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 6, 2020, the record date. Stockholders can access the virtual format of the meeting at www.meetingcenter.io/214062106 with the password PRVE2020 by entering their 15-digit voting control number (“control number”). Stockholders who hold shares in “record” form can find their control number on their proxy card. Stockholders who hold Eagle shares in “street name” through a broker or custodian must register in advance with the Company’s transfer agent, Computershare, in order to obtain a control number and access the virtual format of the meeting. To register, such stockholders must submit to Computershare their name, email address and proof of proxy power (legal proxy) reflecting their Eagle holdings, and must also include “Eagle Bancorp Montana, Inc.” in the subject or address line of the registration request. Registration requests should be sent to Computershare via email at legalproxy@computershare.com, or via U.S. mail at Computershare, Eagle Bancorp Montana, Inc., PO Box 43001, Providence, RI 02940-3001. Requests for registration must be received by Computershare no later than 5:00 p.m. Mountain Time on Monday, April 20, 2020. Stockholders will receive a confirmation of their registration by email from Computershare with a control number to be used to access the meeting at www.meetingcenter.io/214062106 with the password PRVE2020. Any questions regarding the virtual format of the meeting, or how to access it, should be directed to Computershare at (877) 238-6956.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Peter J. Johnson Peter J. Johnson President & Chief Executive Officer

April 9, 2020

Helena, Montana

The Annual Meeting on April 23, 2020 at 11:00 a.m. Mountain Time is available at www.meetingcenter.io/214062106. The proxy statement and Annual Report are available on our Investor Relations website at www.opportunitybank.com